Exhibit 10.11

May 22, 2012
Mr. Jerry Eicke
Managing Member
YA Global Master SPV Ltd.
101 Hudson Street -Suite 3700
Jersey City, NJ 07302

Dear Mr. Eicke,

Reference is made to that certain Standby Equity Distribution Agreement (“SEDA”) dated as of the 4th day of May 2011 (the "Agreement") between YA Global Master SPV Ltd. (the “Investor”), and Omagine, Inc. (the "Company").

This will confirm that the Investor has waived the Company’s compliance with Sections 6.04 and 7.01 (b) of the Agreement solely with respect to the Company’s timely filing of its Annual  Report on Form 10-K for the year ended December 31, 2011. On May 17 2012, the Company filed an amended report on Form 10-K/A with the Securities and Exchange Commission.

If you agree to waive the breach and consent to the inclusion of this letter as an exhibit to the Company’s filings with the Securities and Exchange Commission,  please acknowledge  such agreement and consent by countersigning this letter where indicated below.

Sincerely yours,

By:	/s/ Charles P. Kuczynski
Charles P. Kuczynski
Vice-President & Secretary

Agreed to and accepted by YA Global Master SPV Ltd.:

/s/ Jerry Eicke
Mr. Jerry Eicke
Managing Member